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                                                        Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 033-52205 of First Security Corporation on Form S-3 of our report dated February 26, 1993, incorporated by reference in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1992, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche

February 25, 1994